                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 3 to this Registration Statement on Form S-3 (File No. 333-61039) of (i) our report dated March 9, 1999 relating to the consolidated financial statements and financial statement schedule of El Paso Energy Corporation ("El Paso Energy"), which appears in the El Paso Energy's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) our report dated September 19, 1997 relating to the consolidated financial statements of DeepTech International Inc. ("DeepTech") and Leviathan Gas Pipeline Company, which appear in DeepTech's Annual Report on Form 10-K/A for the year ended June 30, 1997, (iii) our report dated March 19, 1999 relating to the consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. ("Leviathan") and Viosca Knoll Gathering Company, which appear in Leviathan's Annual Report on Form 10-K for the year ended December 31, 1998, and
(iv) our report dated March 11, 1999 relating to the consolidated financial statements of Neptune Pipeline Company, which appears in Leviathan's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
May 4, 1999